UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2010

NEW LEAF BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-22024	77-0125664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Dewolf Road, Old Tappan, New Jersey 07675
(Address of principal executive offices)(Zip Code)

(201) 784-2400
(Registrants telephone number, including area code)

N/A
(Former name of former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company's Chief Operating Officer, William Alan Sipper, has resigned. The Company and Mr. Sipper are currently negotiating the full terms of Mr. Sipper's resignation which was effective on December 31, 2010. The resignation follows an allegation of personal misconduct made by a female subcontractor during recent trade show. Although correspondence regarding the matter imply liability on the part of the Company as well as Mr. Sipper, the alleged incident is unrelated to his role as Chief Operating Officer. The Company is in the process of notifying its insurance carriers of the claim but does not yet know the extent, if any, of its coverage.   Eric Skae, the Company’s Chief Executive Officer has re-assigned Mr. Sipper’s duties to other senior staff members internally.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 6, 2011	/s/ Eric Skae
(Signature)

Print Name: Eric Skae
Title: President and Chief Executive Officer

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